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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-59243) of A.C. Moore Arts & Crafts, Inc. of our report dated February 15, 2002 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
February 19, 2002